EXHIBIT 10.1

              HAVERTY FURNITURE COMPANIES, INC.
                 2004 RESTRICTED STOCK AWARD


                           (Name)
                           (Title)
                Date of Grant:  (grant date)



Congratulations!

You  have been awarded a grant of [amount] restricted shares
under  the  2004  Long-Term Incentive Plan.   Providing  you
continue to be actively employed by Havertys, these shares will vest in four installments as follows:

             One fourth vests on April 30, 2006
             One fourth vests on April 30, 2007
             One fourth vests on April 30, 2008
             One fourth vests on April 30, 2009

The vesting of these shares may be accelerated if the EPS Goal set by the Executive Compensation and Employee Benefits Committee of the Havertys Board is achieved. The shares represented by this notice are not entitled to receive cash dividends and do not have the right to vote until the shares are vested.

This notice is not intended to fully explain restricted stock awards. Please consult the 2004 Long-Term Incentive Plan and the Restricted Stock Question and Answers brochure for a complete understanding of Havertys' restricted stock program.


                                  Clarence H. Smith
                                  President and Chief
                                   Executive Officer